[RETIREMENT CORNERSTONE® ALL SERIES]

Application for an Individual Annuity

First-Class Mail:
AXA Equitable
[Retirement Service Solutions
P.O. Box 1577
Secaucus, NJ 07096-1577]

[redefining / standards® AXA]

Express Mail:
AXA Equitable
[Retirement Service Solutions
500 Plaza Drive, 6th Floor
Secaucus, NJ 07094-3619]
For Assistance, please call [800-338-3434]
[www.axa.com]
AXA Advisors, LLC

PLEASE PRINT

REQUIRED

1. Contract Series and Type

A. Choose a Contract Series.

[☐ Series B [($5,000] minimum contribution) ☐ Series L [($25,000] minimum contribution)

☐ Series CP® [($10,000] minimum contribution)]

REQUIRED

B. Choose a Contract Type.

Available for All Series	NOT available for Series CP®.
[☐ Non-Qualified	☐ Inherited IRA BCO Direct Transfer of Decedent IRA[1]
☐ Traditional IRA	☐ Inherited Roth IRA BCO Direct Transfer of Decedent Roth IRA[1]
☐ Roth IRA	☐ Non-Spousal Beneficiary QP Direct Rollover to an Inherited IRA BCO[1]
☐ SEP IRA	☐ Non-Spousal Beneficiary QP Direct Rollover to an Inherited Roth IRA BCO[1]
☐ Qualified Plan Defined Contribution (QPDC)	
☐ Qualified Plan Defined Benefit (QPDB)	

[1] GMIB is not available.]

REQUIRED

C. Total Initial Contribution(s): $ ____________________ (Estimated Value Required In Case of Transfer)

Specify Method(s) of Payment:

[☐ Check or Wire (make check payable to: AXA EQUITABLE)

☐ Rollover (IRA, Roth IRA or SEP IRA)

☐ 1035 Exchange (NQ)

☐ IRA Regular Contribution for the year 20__ (IRA or Roth IRA)

☐ CD or Mutual Fund Proceeds (NQ)

☐ Employer Contribution to SEP IRA **(Employee contributions not permitted)**

☐ Direct Transfer (IRA, Roth IRA or SEP IRA)

☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited IRA BCO)[1] **(Not available for Series CP)**

☐ Financial Professional/Client will request funds (AXA Equitable's assistance in collecting funds not required) (IRA or Roth IRA)

☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited Roth IRA BCO)[1] **(Not available for Series CP)**

[1] GMIB is not available.]

AXA Equitable Life Insurance Company
[Home Office: 1290 Avenue of the Americas, New York, NY 10104]
[X03833_National]
AXA Advisors, LLC
ICC14 App 01 RC15
[Cat. No. 153535]
[All Series]
Page 1 of 9

2. Account Registration (Please print) (Must be legal resident of U.S.)

A. Owner (Check one)

REQUIRED

[☐ Individual ☐ UGMA/UTMA (State ____ Child's SSN ____________)

The Owner types below require additional form(s). See the New Business Form Booklet for more information.

☐ Trust ☐ Qualified Plan Trust (DC/DB) ☐ Other Non-Natural Owner

☐ Beneficiary of Deceased IRA Owner[1] ☐ Non-Spousal Beneficiary of Deceased QP Participant[1]]

☐ Male ☐ Female Date of Birth (MM/DD/YYYY) ____________ Daytime Phone # ____________

Owner Name ____
(First) (Middle Initial) (Last)

Employer Name (for SEP IRA contracts only) ____________________

[Owner Taxpayer Identification Number (Please check one.) ☐ SSN ☐ EIN ☐ ITIN ____________

____
U.S. Primary Residential Address only — No P.O. Box City State Zip Code]

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 9.

Email Address ____

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant's [95th] birthday. If GMIB is elected, the Annuity Commencement Date will be the Contract Date Anniversary following the Owner's [95th] birthday if older than the Annuitant. You may commence Annuity payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

[1] Not available for Series CP.

PATRIOT Act Information:[2]

REQUIRED

[U.S. Citizen ☐ Yes ☐ No If yes, check one: ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

If no, check either: ☐ U.S. Visa (Complete below) or ☐ Permanent Resident (Green Card) (Copy of document required)

____
Identification/Passport# Exp. Date U.S. Visa Type (if applicable)

____
Your Employer's Name Your Occupation

[2] The annuitant must complete this section if the owner is not an individual.]

B. Joint Owner (Must be legal resident of U.S.) NQ only

☐ Male ☐ Female Date of Birth (MM/DD/YYYY) ____________ Daytime Phone # ____________

Name ____
(First) (Middle Initial) (Last)

[Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN ____________

____
U.S. Primary Residential Address — No P.O. Box City State Zip Code]

Email Address ____

Joint Owner Form of Identification (Please check one) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

____
Identification Number Exp. Date (MM/DD/YYYY)

ICC14 App 01 RC15

[Retirement Cornerstone — All Series]
Page 2 of 9

C. Annuitant (Required if other than Owner)1

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Name

(First) (Middle Initial) (Last) Taxpayer Identifiation Number (Please check one.) SSN ITIN

U.S. Primary Residential Address only o P.O. Box City State Zip Code

1 Annuitant must complete the PATRIOT Act Information section on the previous page if the owner is NOT an individual.

D. Joint Annuitant

or NQ 1035 Exchange Contracts that are Joint Annuitants who are spouses.

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN ITIN

U.S. Primary Residential Address only No P.O. Box City State Zip Code

1 Annuitant must complete the PATRIOT Act Information section on the previous page if the owner is NOT an individual.

D. Joint Annuitant

For NQ 1035 Exchange Contracts that are Joint Annuitants who are spouses.

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN ITIN

U.S. Primary Residential Address only No P.O. Box City State Zip Code

3. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries)

Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. %

Primary Beneficiary Name Relationship to Owner1

SSN EIN ITIN Date of Birth (MM/DD/YYYY) Address Phone #

2. %

Primary Beneficiary Name Relationship to Owner1

SSN EIN ITIN Date of Birth (MM/DD/YYYY) Address Phone #

B. Contingent

1. %

Contingent Beneficiary Name Relationship to Owner1

SSN EIN ITIN Date of Birth (MM/DD/YYYY) Address Phone #

2. %

Contingent Beneficiary Name Relationship to Owner1

SSN EIN ITIN Date of Birth (MM/DD/YYYY) Address Phone #

1 Please enter the relationship to the annuitant when the Owner is not an Individual.

Retirement Cornerstone all Series ICC14 App 01 RC15 Page 3 of 9

4. Optional Guaranteed Bene? t Rider Elections

These optional riders are purchased for an additional charge. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that apply to these features before making a selection.

The death bene? t, if any, in connection with the Investment Account Value is equal to amounts in the Investment Account Investment Options.

• The for these benefi riders, t riders unless are optional otherwise and noted. may only be chosen at the time of the application. There are additional charges

• Benefi ts under these riders apply only to amounts allocated to the Protected Benefi t Account Investment Options.

• You subject may to allocate the terms amounts and limitations to the Protected of the contract. Benefi t Account Investment Options immediately or at a future date, • under If you do your not Contract allocate until amounts you allocate to the Protected amounts at Benefi a future t Account date. Investment Options, these rider(s) will have no value

4A: Guaranteed Minimum Income Bene? t (GMIB)1 and Guaranteed Minimum Death Benefit (GMDB)

• GMIB is declined unless you make an election in 1 or 2 below.

• If GMIB is elected, we will issue it with the Automatic Reset program unless you opt-out in Section 4B.

• If you make no election in 1, 2 or 3 below, the Contract will be issued with Return of Principal GMDB2 without GMIB for Owner issue ages 0-803

You may select only one checkbox in this section.

1. Combination GMIB Two-Year Lock with GMDB

Yes, I wish to elect GMIB Two-Year Lock and Greater of Annual Roll up to age 85 or Highest Anniversary Value to age 85 death bene? t1 (Available for Owner issue ages 20-65)

Yes, I wish to elect GMIB Two-Year Lock and Highest Anniversary Value to age 85 death bene? t1 (Available for

Owner issue ages 20-803)

Yes, I wish to elect GMIB Two-Year Lock and Return of Principal death bene? t1, 2 (Available for Owner issue ages 20-803)

2. Combination GMIB Multi-Year Lock with GMDB

Yes, I wish to elect GMIB Multi-Year Lock and Greater of Annual Roll up to age 85 or Highest Anniversary Value to age 85 death bene? t1 (Available for Owner issue ages 20-65)

Yes, I wish to elect GMIB Multi-Year Lock and Highest Anniversary Value to age 85 death bene? t1 (Available for Owner issue ages 20-803)

Yes, I wish to elect GMIB Multi-Year Lock and Return of Principal death bene? t1, 2 (Available for Owner issue ages 20-803)

3. GMDB Only (without GMIB)

RMD Wealth Guard GMDB4 without GMIB (Available for Owner issue ages 20-65)

Highest Anniversary Value to age 85 death bene? t without GMIB (Available for Owner issue ages 0-803)

4B: Annual Reset Election

• If you elect GMIB Two-Year Lock or GMIB Multi-Year Lock in Section 4A, your contract will automatically issue with the Automatic Reset program.

• The Automatic Reset program resets the GMIB and if elected the “Greater of” GMDB each year that you are eligible.

If you accept the Automatic Reset program, resets will occur automatically unless such automatic resets are or have been terminated. The reset will result in a new waiting period to exercise the GMIB of up to the later of 10 years or the original exercise date, but not later than age 95.

To opt out of the Automatic Reset Program, please check the box below.

I decline the Automatic Reset Program.

Or to elect a Customized Reset Program, check the box below.

Customized Reset Program Reset my GMIB and if elected “Greater of” GMDB each year up to and including the contract anniversary date in the year only. I understand that resets will only occur during this time period if I am eligible. (YYYY)

1 Not available for Inherited IRA/Inherited Roth IRA.

2 There is no charge for the Return of Principal death bene? t.

3 The maximum issue age for Series CP is 70, therefore any references to Owner issue ages 71 and older do not apply.

4 Available for Traditional IRA, SEP IRA and QPDC only.

Retirement Cornerstone — All Series ICC14 App 01 RC15 Page 4 of 9

5. Investment Selection

REQUIRED

- You must allocate 100% of your initial contributions to either the Investment Options in Section 5A[OR any Special DCA in Section 5B.]
- All future allocations will be apportioned according to the percentages below unless instructed otherwise by you.
- Contributions received after the Special DCA program terminates will be allocated to the Investment Account Investment Options and the Protected Benefit Account Investment Options according to the instructions below.
- If you do not allocate amounts to the Protected Benefit Account Investment Options, the guaranteed benefits will have no value under your contract until you allocate amounts at a future date.

PROTECTED BENEFIT ACCOUNT Investment Options	INVESTMENT ACCOUNT Investment Options
Total Allocation to Protected Benefit Account Investment Options ________% (percent must be a whole number) Investment in the Protected Benefit Account Investment Options is not available at ages[81-85.] **Please see the Protected Benefit Account Investment Options section at the bottom of page 5 to select your allocations.**	Total Allocation to Investment Account Investment Options ________% (percent must be a whole number) **Please see the Investment Account Investment Option section on page 6 to select your allocations.**

Total Investment Account Investment Options percentage plus Protected Benefit Account Investment Options percentage must equal 100%.

[Choose either 5A or 5B below.]

REQUIRED

5A: Immediate Allocation

☐ Allocate 100% immediately to the Investment Account Investment Options and/or the Protected Benefit Account Investment Options.

[5B: Special Dollar Cost Averaging Programs

☐ Allocate 100% immediately to the Special Dollar Cost Averaging Program selected below.

Check box for one time period.

[☐ 3 months ☐ 6 months ☐ 12 months]

- Special DCA – available if Series B or Series L is elected in Section 1.
- Special Money Market DCA – available if Series CP is elected in Section 1.
- You may designate either or both the Investment Account Investment Options and the Protected Benefit Account Investment Options as the destination Option for DCA.
- If you select the Protected Benefit Account Investment Options, your funds will be considered invested in the Protected Benefit Account from the date of contribution. The destination cannot be changed to the Investment Account Investment Options at a later date.]

PROTECTED BENEFIT ACCOUNT Investment Options

If you allocated 100% to the Investment Account Investment Options proceed to page 6 to enter your allocation instructions.

Percentages must be whole numbers

[

Allocation %	Asset Allocation
________%	AXA Aggressive Strategy GB
________%	AXA Balanced Strategy GB
________%	AXA Conservative Growth Strategy GB
________%	AXA Conservative Strategy GB
________%	AXA Growth Strategy GB
________%	AXA Moderate Growth Strategy GB
________%	EQ/AllianceBernstein Dynamic Wealth Strategies GB
100%	**Protected Benefit Account Investment Options***

* This amount represents 100% of the percentage shown above in the Protected Benefit Account Investment Options section.

]

ICC14 App 01 RC15

[Retirement Cornerstone — All Series]
Page 5 of 9

INVESTMENT ACCOUNT Investment Options

[

Percentages must be whole numbers

Allocation %

Asset Allocation

_______% All Asset Aggressive - Alt 25
_______% All Asset Growth - Alt 20
_______% All Asset Moderate Growth - Alt 15
_______% EQ/AllianceBernstein Dynamic Wealth Strategies
_______% AXA Aggressive Strategy
_______% AXA Balanced Strategy
_______% AXA Conservative Growth Strategy
_______% AXA Conservative Strategy
_______% AXA Growth Strategy
_______% AXA Moderate Allocation
_______% AXA Moderate Growth Strategy
_______% BlackRock Global Allocation V.I. Fund
_______% Charter℠ International Moderate
_______% Charter℠ Moderate
_______% Charter℠ Moderate Growth
_______% Charter℠ Real Assets
_______% First Trust/Dow Jones Dividend & Income Allocation Portfolio
_______% First Trust Multi Income Allocation Portfolio
_______% Franklin Founding Funds Allocation VIP Fund
_______% Franklin Income VIP Fund
_______% Invesco V.I. Equity and Income Fund
_______% Ivy Funds VIP Asset Strategy
_______% Legg Mason Dynamic Multi-Strategy VIT Portfolio
_______% Principal SAM Conservative Growth Portfolio
_______% Principal SAM Strategic Growth Portfolio
_______% 7Twelve Balanced Portfolio

Large Cap Blend Stocks

_______% ClearBridge Variable Appreciation Portfolio
_______% EQ/Common Stock Index
_______% EQ/Equity 500 Index
_______% Fidelity® VIP Contrafund® Portfolio
_______% Franklin Rising Dividends VIP Fund
_______% Hartford Capital Appreciation HLS Fund
_______% MFS® Investors Trust Series

Large Cap Growth Stocks

_______% BlackRock Large Cap Growth V.I. Fund
_______% ClearBridge Variable Aggressive Growth Portfolio
_______% Hartford Growth Opportunities HLS Fund
_______% Ivy Funds VIP Dividend Opportunities
_______% EQ/Large Cap Growth Index
_______% AXA/Loomis Sayles Growth
_______% MFS® Investors Growth Stock Series
_______% Multimanager Aggressive Equity
_______% EQ/T. Rowe Price Growth Stock

Large Cap Value Stocks

_______% AXA Large Cap Value Managed Volatility
_______% EQ/BlackRock Basic Value Equity
_______% EQ/Boston Advisors Equity Income
_______% ClearBridge Variable Equity Income Portfolio
_______% EQ/Invesco Comstock
_______% Invesco V.I. Diversified Dividend Fund
_______% EQ/Large Cap Value Index

Mid Cap Stocks

_______% American Century VP Mid Cap Value Fund
_______% AXA Mid Cap Value Managed Volatility
_______% ClearBridge Variable Mid Cap Core Portfolio
_______% Fidelity® VIP Mid Cap Portfolio
_______% Goldman Sachs VIT Mid Cap Value Fund
_______% Invesco V.I. Mid Cap Core Equity Fund
_______% Ivy Funds VIP Mid Cap Growth
_______% EQ/Mid Cap Index
_______% EQ/Morgan Stanley Mid Cap Growth
_______% Multimanager Mid Cap Growth
_______% Multimanager Mid Cap Value

Small Cap Stocks

_______% EQ/AllianceBernstein Small Cap Growth
_______% Charter℠ Small Cap Value
_______% EQ/GAMCO Small Company Value

Allocation %

Small Cap Stocks (continued)

_______% Invesco V.I. Small Cap Equity Fund
_______% Ivy Funds VIP Small Cap Growth
_______% EQ/Small Company Index

International Stocks

_______% AllianceBernstein VPS International Growth Portfolio
_______% American Funds Insurance Series® Global Small Capitalization Fund℠
_______% American Funds Insurance Series® New World Fund®
_______% AXA International Core Managed Volatility
_______% EQ/Emerging Markets Equity PLUS
_______% EQ/International Equity Index
_______% Invesco V.I. International Growth Fund
_______% Lazard Retirement Emerging Markets Equity Portfolio
_______% EQ/MFS International Growth
_______% MFS® International Value Portfolio
_______% Neuberger Berman International Equity Portfolio
_______% EQ/Oppenheimer Global
_______% Templeton Developing Markets VIP Fund

Specialty

_______% Charter℠ Alt 100 Moderate
_______% EQ/GAMCO Mergers and Acquisitions
_______% Invesco V.I. Global Real Estate Fund
_______% Ivy Funds VIP Energy
_______% Ivy Funds VIP Global Natural Resources
_______% Ivy Funds VIP Science and Technology
_______% MFS® Utilities Series
_______% Multimanager Technology
_______% EQ/Natural Resources PLUS
_______% Neuberger Berman Absolute Return Multi-Manager Portfolio
_______% PIMCO VIT CommodityRealReturn® Strategy Portfolio
_______% ProFund VP Biotechnology
_______% EQ/Real Estate PLUS
_______% T. Rowe Price Health Sciences Portfolio - II
_______% Van Eck VIP Global Hard Assets Fund

International/Global Bonds

_______% Legg Mason BW Absolute Return Opportunities VIT
_______% EQ/PIMCO Global Real Return
_______% Templeton Global Bond VIP Fund

High Yield Bonds

_______% EQ/High Yield Bond
_______% Invesco V.I. High Yield Fund
_______% Ivy Funds VIP High Income

Bonds

_______% American Funds Insurance Series® Bond Fund℠
_______% EQ/Core Bond Index
_______% Eaton Vance VT Floating-Rate Income Fund
_______% Fidelity® VIP Strategic Income Portfolio
_______% Franklin Strategic Income VIP Fund
_______% EQ/Intermediate Government Bond
_______% Lord Abbett Bond Debenture
_______% EQ/PIMCO Ultra Short Bond
_______% PIMCO VIT Real Return Portfolio
_______% PIMCO VIT Total Return Portfolio
_______% Putnam VT Diversified Income Fund

Cash/Cash Equivalents

_______% Guaranteed Interest Option (GIO) (maximum [25%])
_______% EQ/Money Market

100% **Investment Account Investment Options***

TOTAL%

* This amount represents 100% of the percentage is shown above in the Investment Account Investment Option section.

]

ICC14 App 01 RC15

[Retirement Cornerstone — All Series]
Page 6 of 9

6. Broker Transfer Authority Disclosure

☐ **Yes.** I have granted authority to each of my Financial Professional(s), which are listed below, to act as my agent and provide to AXA Equitable Investment Option transfer instructions in writing, by telephone or electronically, and I hereby authorize and direct AXA Equitable to act on such instructions. I understand and acknowledge that AXA Equitable (i) may rely in good faith on the stated identity of the person(s) placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as we receive written notification in our Processing Office that broker transfer authority has been terminated. Upon receipt of such notification, AXA Equitable will terminate the Financial Professional's(s') ability to provide transfer instructions on your behalf. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

7. Current Insurance

BOTH questions in the Owner Response and the Financial Professional Response columns must be completed and match for the contract to be issued.

REQUIRED

Replacement Questions	Owner Response	Financial Professional Response
1. Does the Owner have any other existing life insurance or annuities? *(If yes, a State Replacement Form is required by NAIC model regulation states even if you answer no for question 2.)*	☐ Yes ☐ No	☐ Yes ☐ No
2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the Owner? *(If yes, complete the following below and submit a State Replacement Form and Sales Material Form, if required.)*	☐ Yes ☐ No	☐ Yes ☐ No

Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number

8. Fraud Warning

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

9. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:

Mailing Address — P.O. Box accepted   City   State   Zip Code

10. Electronic Delivery

☐ **I authorize AXA Equitable to send all documents regarding my contract to me electronically. This means that my contract, contract endorsements, annuity statements, confirmation notices, privacy policy, prospectuses and all other notices regarding my contract will be sent to me electronically.**

My email address is[1]**:** ______________________________

This authorization will continue unless and until revoked and means that AXA Equitable will send an email or notice to me when documents are available on AXA Equitable's website. Please logon to [axa.com] to update your email address, revoke your authorization for electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons.

To receive and view such documents electronically, I understand I must register (with a user name and password) for online account access with AXA Equitable. Upon issuance of your contract you will receive an email providing a temporary password and instructions to register for online account access. Through this online account you can view, download or save statements and other documents to your home computer. If the email provided is not a valid address, you will receive paper versions of your statements and other contract related documents. When you agree to do transactions electronically on [axa.com,] you agree to the disclosures, terms and requirements pertaining to electronic transactions set forth on the website.

[1]Custodially owned contracts: please provide the annuitant's email address. Other non-natural owners (such as trusts): please provide the email address of the authorized signatory.

ICC14 App 01 RC15
[Retirement Cornerstone — All Series]
Page 7 of 9

11. Signature and Acknowledgements

GENERAL DISCLOSURE. BY SIGNING BELOW, I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- **Account value(s) attributable to allocations to the investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.**
- In the case of IRAs and qualified plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.
- Under penalty of perjury, I certify that all the Taxpayer Identification Numbers citizenship and owner status information in Section 2 are correct.
- All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
- AXA Equitable may accept amendments to this application provided by me or under my authority.
- No Financial Professional has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. AXA Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing signed by an officer of the company.
- Charges under the Contract generally apply for the duration of the Contract.
- The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that applies to the Contract and any optional benefit riders.

OPTIONAL GUARANTEED BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- There are additional charges for the elected optional benefit riders, unless otherwise noted in this application.
- To receive the benefits under the rider(s), I/we must allocate amounts to the Protected Benefit Account Investment Options either immediately or at a future date, subject to the terms and limitations of the Contract. If AXA Equitable discontinues transfers and contributions to the Protected Benefit Account Investment Options, I/we will thereafter not be able to create or add to the benefit base.
- The rollup rate used for the rollup benefit bases under GMIB and GMDB (if elected) does not represent a guarantee of my Account Value or Cash Value.
- The benefit base does not represent an Account Value or Cash Value. The benefit base cannot be split in connection with a divorce.
- Unless otherwise declined, eligible contracts will automatically issue with the Automatic Reset program. The Automatic Reset program resets my GMIB and if elected "Greater of" GMDB Rollup Benefit Base each year that I am eligible. Resets will occur automatically unless such automatic resets are or have been terminated. The annual reset will result in a new wait period to exercise the GMIB, of up to the later of [10]years or the original exercise date (but not later than age[95] which may be started beginning on each Contract Date Anniversary that the GMIB and if elected "Greater of" GMDB Rollup Benefit Base is reset. If my Annuity Account Value does not exceed my GMIB benefit base on any Contract Anniversary, no reset will occur. To cancel my reset I must submit a signed and completed reset cancellation request. Any such request must be received at AXA Equitable's processing office at least 1 business day prior to the Contract Date Anniversary to which the cancellation applies. Requests received after this window will apply the following year. I am not able to cancel a reset once it has occurred. For jointly owned Contracts, eligibility to reset the benefit base is based on the age of the older owner.
- AXA Equitable reserves the right to change the charges for the GMIB, the "Greater of" GMDB, and the[RMD Wealth Guard]GMDB Riders, up to the maximum charges stated in the Contract and prospectus at any time. I will have the option to exercise the GMIB or terminate the GMIB, "Greater of" GMDB or the["RMD Wealth Guard"]GMDB Riders if a fee increase is imposed by submitting a written request to AXA Equitable's Processing Office.
- Withdrawals under the Contract may reduce my optional benefit.
- An optional benefit, with the exception of the[RMD Wealth Guard]GMDB Rider, may be of limited use if required minimum distributions apply, now or in the future, to my Contract because withdrawals that are made from this Contract to meet the required amount may significantly reduce the benefit.

Prospectus Information: **I acknowledge that I have received the most current prospectus and supplements, for Retirement Cornerstone®. After reviewing my financial information and goals with my Financial Professional, I believe that this Certificate/Contract will meet my financial goals.**

REQUIRED

Consent for Delivery of Initial Prospectus on CD-ROM:

☐ **Yes.** By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at [800-789-7771] and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

Contract State :

We will issue and deliver a contract to you based upon your state of primary residence. If you sign the enrollment form/application in a state other than your primary residence state:

I certify that either: ☐ I have a second residence where the enrollment form/application was signed (the state of sale) or ☐ I work or maintain a business in the state where the enrollment form/application was signed (the state of sale). **(Please check one)**

ICC14 App 01 RC15

[Retirement Cornerstone — All Series]
Page 8 of 9

11. Signature and Acknowledgements (continued)

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you have read and understand the information.

REQUIRED

X ______________________________ ________ ________

Owner Signature | City, | State | Date (MM/DD/YYYY)

X ______________________________ ________ ________

Joint Owner Signature | City, | State | Date (MM/DD/YYYY)

X ______________________________ ________ ________

Annuitant Signature (if different than Owner) | City, | State | Date (MM/DD/YYYY)

X ______________________________ ________ ________

Joint Annuitant Signature (if different than Owner) | City, | State | Date (MM/DD/YYYY)

12. Financial Professional Information (Please answer both questions)

REQUIRED

A. **Did you (i) verify the identity by reviewing the driver's license/passport of the Owner, (ii) inquire about the source of the customer's assets and income and (iii) confirm that the Proposed Owner is not (nor family member of or associates with) a foreign military, government or political official?** ☐Yes ☐No

B. **Is the Proposed Owner currently an Active Duty* Member of the Armed Forces?** ☐Yes ☐No

(If "Yes", you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

* Active Duty means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X ______________________________

Primary Financial Professional Signature | Social Security Number | ELAS Agent Code

Print Name | ____ % | Phone Number

Client Account Number | Email Address | Agent Location

X ______________________________

Financial Professional Signature | Social Security Number | Agent Code

Print Name | ____ % | Phone Number

Financial Professional Use Only. Contact your home office for program information.

Once selected, program cannot be changed.

[☐ Option I ☐ Option II]

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[Retirement Cornerstone — All Series]
[Cat No. 153535]
Page 9 of 9
ICC14 App 01 RC15